UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025

Cohen & Company Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COHN	The NYSE American Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Master Transaction Agreement

On March 13, 2025, Cohen & Company Financial Management, LLC (formerly known as Cohen Bros. Financial Management, LLC) (“Seller”), a Delaware limited liability company and an investment advisor subsidiary of Cohen & Company Inc., a Maryland corporation, entered into a Master Transaction Agreement (the “MTA”), by and between Seller and HCMC III, LLC, a Delaware limited liability company, as buyer (“Buyer”). Buyer is an affiliate of Hildene Capital Management, LLC (“Hildene”), an SEC-registered investment adviser based in Stamford, Connecticut.  Hildene has been investing in collateralized debt obligations (“CDOs”) backed by trust preferred securities (TruPS) since the 2007-08 financial crisis, and has extensive experience with monitoring banks and insurance companies.

Sale of Assets

Pursuant to the MTA, Seller has agreed to sell, assign, transfer and convey to Buyer all of Seller’s rights and obligations in and under the Collateral Management Agreements and Collateral Administration Agreements (each a “CDO Agreement” and together, the “CDO Agreements”) for (i) Alesco Preferred Funding III, Ltd., (ii) Alesco Preferred Funding IV, Ltd., (iii) Alesco Preferred Funding V, Ltd., (iv) Alesco Preferred Funding VI, Ltd. and (v) Alesco Preferred Funding VIII, Ltd. (each an “Issuer,” and, collectively, the “Issuers”) and all books and records with respect to each Issuer (collectively with the CDO Agreements, the “Assigned Assets”).

The MTA contemplates multiple closings following the date of the MTA (each a “Closing”), with each Closing to occur following the satisfaction of the conditions to Closing for the assignment of each CDO Agreement pursuant to the MTA (each CDO Agreement assigned at any Closing, an “Assigned CDO Agreement” and collectively, the “Assigned CDO Agreements”).

Pursuant to the MTA, Buyer has agreed to assume the obligations of the Seller under the Assigned CDO Agreements to the extent such liabilities, obligations and commitments relate to the period from and after the Closing of such Assigned CDO Agreement (collectively, the “Assumed Liabilities”). Seller has agreed to retain the liabilities, obligations and commitments of the Seller arising under the Assigned CDO Agreements with respect to any period prior to the Closing of such Assigned CDO Agreement (the “Retained Liabilities”).

Payment of Purchase Price

Pursuant to the MTA, the aggregate base purchase price for the Assigned Assets is $3.5 million (the “Aggregate Base Purchase Price”). The Aggregate Base Purchase Price has been allocated among the Assigned Assets by CDO Agreement. Pursuant to the MTA, if the Seller receives any management fees pursuant to a CDO Agreement during the period from March 1, 2025 through the date of the Closing relating to such CDO Agreement, then the Aggregate Base Purchase Price and allocated purchase price relating to such CDO Agreement will each be reduced, dollar for dollar, by the amount of such management fees so received by the Seller.

Representations, Warranties, Covenants and Closing Conditions for Subsequent Closings

Under the MTA, Seller and Buyer have made, or are subject to, standard representations, warranties, restrictions and covenants. With respect to any Closing for a CDO Agreement, such Closing is subject to the satisfaction of standard closing conditions, including, but not limited to, obtaining the required consents to transfer such CDO Agreement and that neither Seller nor Buyer has experienced a material adverse affect on its ability to perform its obligations under the MTA.

Termination

The MTA may be terminated and the assignments and the other transactions contemplated by the MTA abandoned at any time with respect to any Subject CDO Transaction (as defined below) for which a Closing has not yet occurred pursuant to the MTA:

•	by mutual written consent of Seller and Buyer;

•	by Buyer in writing if (a) Seller shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the MTA, which breach or failure to perform (i) would give rise to the failure of a condition to Closing, and (ii) cannot be or has not been cured on or prior to the End Date (as defined below); provided, however, that Buyer is not then in breach of any of its covenants or agreements contained in the MTA, or (b) if, as of any date, an event or condition shall have occurred which would have made a specified representation of Seller to fail to be true and correct if such representation were made as of such date (instead of, as set forth therein, as of the date of the MTA), provided, that Buyer may not assert or base a termination, directly or indirectly, on a Released Claim (as defined below) or a matters covered thereby;

•	by Seller in writing if Buyer shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the MTA, which breach or failure to perform (i) would give rise to the failure of a condition to Closing, and (ii) cannot be or has not been cured on or prior to the End Date; provided, however, that the Seller is not then in breach of any of its covenants or agreements contained in the MTA; or

•	by Seller or Buyer if a Closing or Closings relating to all of the Assigned Assets have not occurred on or about November 8, 2025 or such later date (if any) mutually agreed to by Seller and Buyer (the “End Date”); provided, however, that no party shall be entitled to terminate the MTA pursuant to this clause if the failure to consummate the applicable Closing is a result of such party’s material breach of the MTA.

Indemnification

The Seller agreed to indemnify, defend and hold harmless Buyer and its affiliates and all of their respective officers, managers, directors, members, partners, employees and agents (the “Buyer Indemnified Persons”) from and against any losses actually incurred by such Buyer Indemnified Persons arising out of or resulting from (i) any breach by Seller of any representation or warranty of Seller contained in the MTA or any other contract executed by the parties in connection with the transaction contemplated by the MTA, (ii) any breach by Seller of any covenant contained in the MTA or any other contract executed by the parties in connection with the transactions contemplated by the MTA, or (iii) any related Retained Liabilities; provided, however, that in no event shall the aggregate indemnification to be paid by the Seller under sub-clauses (i) and (ii) exceed the aggregate CDO Purchase Prices actually then-received by Seller (the “Indemnification Cap”).

Buyer agreed to indemnify, defend and hold harmless Seller and its affiliates and all of their respective officers, managers, directors, shareholders, members, partners, trustees, employees and agents (the “Seller Indemnified Persons”) from and against any losses actually incurred by the Seller Indemnified Persons arising out of or resulting from (i) any breach by Buyer of any representation or warranty of Buyer contained in the MTA or any other contract executed by the parties in connection with the related transactions, (ii) any breach by Buyer of any covenant contained in the MTA or any other contract executed by the parties in connection with the related transactions, or (iii) any Assumed Liabilities.

Other Covenants

Buyer, on behalf of itself and its affiliates, agreed to not take, participate or cooperate in any conduct, course of conduct or action adverse to Seller or any of its affiliates (including any litigation) with respect to any of the collateral debt obligations transactions known as Alesco Preferred Funding III, Ltd., Alesco Preferred Funding IV, Ltd., Alesco Preferred Funding V, Ltd., Alesco Preferred Funding VI, Ltd., and Alesco Preferred Funding VIII, Ltd. (the “Subject CDO Transactions”).

Buyer also agreed to release and forever discharge the Seller and its affiliates, and their officers, directors, employees, agents and representatives, from any and all any actual or potential actions, claims, causes of action, damages, costs, rights, demands, complaints, and set-offs that the Buyer or any of its affiliates may have against the Seller in connection with or related to the Subject CDO Transactions, whether matured or unmatured, or not presently known and whether in law or equity (collectively, the “Released Claims”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: March 13, 2025	By:	/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer